The Bancorp, Inc. Reports First Quarter 2010 Financial Results

Wilmington, Delaware - April 26, 2010 - The Bancorp, Inc. ("Bancorp") (NASDAQ: TBBK), a bank holding company, today reported results for the quarter ended March 31, 2010.

Financial Highlights
  Net income increased 80% or $1.0 million over the first quarter 2009 to $2.2 million, prior to $6.2 million in total after-tax TARP repayment related costs, resulting in a net loss available to common shareholders of $4.1 million or $0.15 per share
  Non-interest income increased 46% or $1.5 million, excluding securities gains, over first quarter 2009
  Net interest income increased $1.5 million, or 10% over the first quarter 2009
  Interest expense on deposits decreased to 0.65% for first quarter of 2010 from 1.06% for the first quarter of 2009
  Total deposits increased 26% or $385.4 million over first quarter 2009
  Transaction account balances represented 99% of total deposit balances at March 31, 2010
  Non-performing loans to total loans decreased to 1.44% compared to 1.72% on March 31, 2009 and 1.66% at year end 2009

Betsy Z. Cohen, Bancorp's Chief Executive Officer, said, "Our core earnings categories of net interest income, non-interest income, and net income all grew during the quarter. We repaid $45.2 million in TARP funds which, looking forward, we expect will restore $5.8 million in pre-tax income, annually. Significant growth in deposits included a 43% annual increase in health savings account deposits and a 38% annual increase or $508 million in total transaction accounts. Bancorp's total interest costs decreased to 0.65% for the quarter."

Financial Results

Bancorp reported a net loss available to common shareholders for the three months ended March 31, 2010 of $4.1 million, or a loss per share of $0.15, reflecting total after-tax TARP-related costs of $6.2 million, based on 26,181,291 weighted average shares outstanding, compared to net income available to common shareholders of $363,000, or earnings per share of $0.03, reflecting after-tax TARP charges of $831,000, based on 14,563,919 weighted average shares outstanding, for the three months ended March 31, 2009.

On March 10, 2010, Bancorp repaid the entire $45.2 million of fixed rate Series B preferred shares issued to the United States Treasury under its Capital Purchase Program. As a result of the repayment, a non-cash charge of $5.8 million was recognized during the quarter and $3.7 million of annualized dividends and accretion which previously reduced earnings have been eliminated on a going forward basis. Those charges equate to approximately $5.8 million of additional annual earnings capacity on a pre-tax basis. After the repayment Bancorp's capital ratios continue to exceed well capitalized requirements.

Core Operating Earnings (1)	March 31,	December 31,	September 30,	June 30,	March 31,
	2010	2009	2009	2009	2009
	(dollars in thousands)

Net income (loss) available to common shareholders	$ (4,056)	$ (932)	$ 786	$ 125	$ 363
Add (deduct):
Preferred stock dividend and accretion	6,242	965	966	982	847
Income tax expense	1,233	17	818	632	781
Provision for loan and lease losses	4,148	4,000	3,500	2,500	3,000
Loss on other real estate owned	-	-	-	1,700	-
Subtotal	7,567	4,050	6,070	5,939	4,991
Gains and losses on securities	(750)	1,789	-	(670)	-
Core operating earnings for the three months ended	$ 6,817	$ 5,839	$ 6,070	$ 5,269	$ 4,991

  As a supplement to GAAP, Bancorp has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful because it allows investors to assess its operating performance. Although this non-GAAP financial measure is intended to enhance investors' understanding of the Company's business and performance, it should not be considered an alternative to GAAP.

Capital Ratios
	Tier 1 capital	Tier 1 capital	Total capital
	to average	to risk-weighted	to risk-weighted
	assets ratio	assets ratio	assets ratio

As of March 31, 2010
The Bancorp, Inc.	8.64%	13.08%	14.33%
The Bancorp Bank	7.41%	11.23%	12.48%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

As of December 31, 2009
The Bancorp, Inc.	12.68%	15.81%	17.06%
The Bancorp Bank	8.78%	10.97%	12.22%
"Well capitalized" institution (under FDIC regulations)	5.00%	6.00%	10.00%

Balance Sheet Summary

At March 31, 2010, Bancorp's total assets were $2.1 billion, an increase of $49.0 million or 2% from December 31, 2009. Investments increased to $177.7 million, an increase of $62.7 million or 55% and deposits increased to $1.9 billion, an increase of $207.8 million or 13%, over December 31, 2009.

Conference Call Webcast

You may access the LIVE webcast of Bancorp's Quarterly Earnings Conference Call at 10:00 AM EDT Monday, April 26, 2010 by clicking on the webcast link on Bancorp's homepage at www.thebancorp.com. Or, you may dial 866.356.3095 using access code 40883618. You may listen to the replay of the webcast following the live call on Bancorp's investor relations website or telephonically until Monday, May 03, 2010 by dialing 888.286.8010, access code 31649563.

About Bancorp

The Bancorp, Inc. is a bank holding company that operates The Bancorp Bank, an FDIC-insured commercial bank that delivers a full array of financial services and products both directly and through private-label affinity programs nationwide. The Bancorp Bank's regional community bank operations serve the needs of small and mid-size businesses and their principals in the Philadelphia-Wilmington region.

Forward Looking Statements

Statements in this earnings release regarding The Bancorp, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements may be identified by the use of forward-looking terminology, including but not limited to the words "may," "believe," "will," "expect," "look," "anticipate," "estimate," "continue," or similar words. For further discussion of these risks and uncertainties, see The Bancorp, Inc.'s filings with the SEC, including the "Risk Factors" section of The Bancorp Inc.'s filings. These risks and uncertainties could cause actual results to differ materially from those projected in the forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Bancorp, Inc. does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

215-861-7990

andres.viroslav@thebancorp.com

The Bancorp, Inc.
Financial highlights
(unaudited)
	Three months ended
	March 31,		December 31,
	2010	2009	2009
	(dollars in thousands except per share data)
Condensed statement of operations
Net interest income	$16,418	$14,916	$16,849
Provision for loan and lease losses	4,148	3,000	4,000
Non-interest income Gains (losses) on investment securities
	750	-	(1,789)
Other non-interest income	4,849	3,328	3,364
Total non-interest income	5,599	3,328	1,575
Non-interest expense	14,450	13,253	14,374
Net income before income tax expense	3,419	1,991	50
Income tax expense	1,233	781	17
Net income	2,186	1,210	33
Less preferred stock dividends	(433)	(582)	(565)
Less preferred stock accretion	(5,809)	(265)	(400)
Net income (loss) available to common shareholders	$(4,056)	$363	$(932)

Basic earnings (loss) per share	$(0.15)	$0.03	$(0.04)
Diluted earnings (loss) per share	$(0.15)	$0.03	$(0.04)
Weighted average shares - basic	26,181,291	14,563,919	26,181,291
Weighted average shares - diluted	26,181,291	14,563,919	26,181,291

Balance sheet	March 31,	December 31,	September 30,	March 31,
	2010	2009	2009	2009
	(dollars in thousands)
Assets:
Cash and cash equivalents
Cash and due from banks	$173,604	$135,246	$133,453	$117,669
Interest bearing deposits	164,829	219,213	1,033	2,046
Federal funds sold	-	-	210,506	18,114
Total cash and cash equivalents	338,433	354,459	344,992	137,829

Investment securities, available-for-sale, at fair value	156,191	93,478	117,839	86,045
Investment securities, held-to-maturity	21,488	21,468	23,549	23,535
Loans, net of deferred costs	1,527,691	1,523,722	1,513,131	1,471,556
Allowance for loan and lease losses	(20,357)	(19,123)	(18,436)	(18,977)
Loans, net	1,507,334	1,504,599	1,494,695	1,452,579
Premises and equipment, net	8,140	7,942	7,740	8,496
Accrued interest receivable	7,589	7,722	7,708	6,872
Intangible assets, net	9,755	10,005	10,255	10,755
Other real estate owned	648	459	-	4,600
Deferred tax asset, net	20,872	20,875	22,220	22,794
Other assets	22,063	22,527	12,036	13,567
Total assets	$2,092,513	$2,043,534	$2,041,034	$1,767,072

Liabilities:
Deposits
Demand (non-interest bearing)	$973,116	$506,641	$787,393	$479,765
Savings, money market and interest checking	875,511	1,005,048	890,587	860,584
Time deposits	1,317	125,255	71,000	116,046
Time deposits, $100,000 and over	12,339	17,565	23,350	20,480
Total deposits	1,862,283	1,654,509	1,772,330	1,476,875

Securities sold under agreements to repurchase	8,245	2,588	696	3,364
Short-term borrowings	-	100,000	-	86,000
Accrued interest payable	136	362	322	414
Subordinated debenture	13,401	13,401	13,401	13,401
Other liabilities	6,401	27,471	7,741	5,856
Total liabilities	$1,890,466	$1,798,331	$1,794,490	$1,585,910

Shareholders' equity:
Preferred stock - authorized 5,000,000 shares, Series A, $0.01 par value	-	-	-	1
Series B, $1,000 liquidation value	-	39,411	39,010	39,293
Common stock - authorized, 50,000,000 shares of $1.00 par value	26,181	26,181	26,181	14,563
Additional paid-in capital	196,898	196,875	196,827	145,183
Accumulated deficit	(21,231)	(17,175)	(16,242)	(17,154)
Accumulated other comprehensive income (loss)	199	(89)	768	(724)
Total shareholders' equity	202,047	245,203	246,544	181,162

Total liabilities and shareholders' equity	$2,092,513	$2,043,534	$2,041,034	$1,767,072

Average balance sheets and net interest income:	Three months ended March 31, 2010			Three months ended March 31, 2009
(Dollars in thousands)	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Loans net of unearned discount	$1,518,631	$17,972	4.73%	$1,457,084	$18,244	5.01%
Investment securities-taxable	130,432	1,308	4.01%	109,761	1,077	3.93%
Investment securities-nontaxable*	30,855	586	7.60%	-	-	-%
Interest bearing deposits at Federal Reserve Bank	472,388	352	0.30%	2,033	3	0.58%
Federal funds sold	-	-	-	98,215	93	0.38%
Net interest-earning assets	2,152,306	20,218	3.76%	1,667,093	19,417	4.66%
Allowance for loan and lease losses	(19,821)			(17,878)
Other assets	201,340			167,783
	$2,333,825			$1,816,998

Liabilities and Shareholders' equity:
Deposits:
Demand (non-interest bearing)	$950,319			$536,532
Interest bearing deposits
Interest checking	539,757	$1,744	1.29%	315,525	$1,159	1.47%
Savings and money market	544,758	1,499	1.10%	520,538	1,530	1.18%
Time	50,270	133	1.05%	216,494	1,525	2.82%
Total interest bearing deposits	1,134,785	3,376	1.19%	1,052,557	4,214	1.60%
Total deposits	2,085,104		0.65%	1,589,089		1.06%

Short-term borrowings	3,183	5	0.68%	24,400	49	0.80%
Repurchase agreements	4,774	7	0.59%	2,319	11	1.97%
Subordinated debt	13,401	215	6.42%	13,401	227	6.78%
Net interest bearing liabilities	1,156,143	3,603	1.25%	1,092,677	4,501	1.65%
Other liabilities	12,658			7,202
Total liabilities	2,119,120			1,636,411
Shareholders' equity	214,705			180,587

	$2,333,825			$1,816,998
Net interest income on tax equivalent basis*		16,615			14,916
Tax equivalent adjustment		197			-
Net interest income		$16,418			$14,916
Net interest margin *			3.09%			3.58%

* Taxable equivalent basis, using a 34% statutory tax rate

Allowance for loan and lease losses:	March 31,	March 31,	December 31,
	2010	2009	2009
	(dollars in thousands)
Balance in the allowance for loan and lease losses at beginning of period	$19,123	$17,361	$17,361

Loans charged-off:
Commercial	2,728	1,290	6,314
Construction	-	26	4,546
Lease financing	-	49	49
Residential mortgage	223	-	328
Consumer	44	21	127
Total	2,995	1,386	11,364

Recoveries:
Commercial	79	-	53
Construction	1	1	32
Lease financing	-	-	27
Residential mortgage	-	-	12
Consumer	1	1	2
Total	81	2	126
Net charge-offs	2,914	1,384	11,238
Provision charged to operations	4,148	3,000	13,000
Balance in allowance for loan and lease losses at end of period	$20,357	$18,977	$19,123
Net charge-offs/average loans	0.19%	0.09%	0.76%

Loan Portfolio:	March 31,	December 31,	September 30,	March 31,
	2010	2009	2009	2009
	Amount	Amount	Amount	Amount
	(dollars in thousands)
Commercial	$413,361	$402,232	$394,316	$348,765
Commercial mortgage (1)	557,713	569,434	562,611	506,337
Construction	206,275	207,184	227,226	309,411
Total commercial loans	1,177,349	1,178,850	1,184,153	1,164,513
Direct financing leases	81,904	78,802	81,097	83,326
Residential mortgage	89,005	85,759	75,413	60,282
Consumer loans and others	177,456	178,608	170,238	161,945
	1,525,714	1,522,019	1,510,901	1,470,066
Unamortized costs (fees)	1,977	1,703	2,230	1,490
Total loans, net of unamortized fees and costs	$1,527,691	$1,523,722	$1,513,131	$1,471,556

Supplemental loan data:
Construction 1-4 family	$98,151	$100,088	$119,752	$159,148
Construction commercial, acquisition and development	108,124	107,096	107,474	150,263
	$206,275	$207,184	$227,226	$309,411
(1) At March 31, 2010 our owner-occupied loans amounted to $105 million, or 18.9% of commercial mortgages.

	Three months ended			Year ended
	March 31,		December 31,	December 31,
	2010	2009	2009	2009
Selected operating ratios (1)
Return on average assets	0.37%	0.27%	0.01%	0.22%
Return on average equity	4.07%	2.68%	0.05%	1.99%
Net interest margin	3.09%	3.58%	3.84%	3.74%
Efficiency ratio	67.95%	72.64%	71.11%	73.29%

Book value per common share (2)	$ 7.72	$ 9.27	$ 7.64	$ 7.64
(1) Annualized
(2) Excludes Series B Preferred Shares issued to the US Treasury and the associated book value

	March 31,	December 31,	September 30,	March 31,
	2010	2009	2009	2009
	(dollars in thousands)
Asset quality ratios
Nonperforming loans to total loans (1)	1.44%	1.66%	1.77%	1.72%
Nonperforming assets to total assets (1)	1.08%	1.26%	1.31%	1.69%
Allowance for loan and lease losses to total loans	1.33%	1.26%	1.22%	1.29%

Nonaccrual loans	$ 17,863	$ 12,270	$ 11,776	$ 11,949
Total nonperforming loans	17,863	12,270	11,776	11,949
Other real estate owned	648	459	-	4,600
Total nonperforming assets	$ 18,511	$ 12,729	$ 11,776	$ 16,549

Loans 90 days past due still accruing interest	$ 4,071	$ 12,994	$ 15,012	$ 13,362

(1) Nonperforming loans are defined as nonaccrual loans and restructured loans. Loans 90 days past due and still accruing interest are also included in the above ratios.